EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated October 10, 2014 relating to the consolidated balance sheet of UnifiedOnline, Inc. and Subsidiaries at June 30, 2014, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended, and the reference to our firm under the heading Experts.

/s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants
Boca Raton, Florida
April 15, 2015